PERFORMANCE RESTRICTED STOCK AWARD AGREEMENT
UNDER THE MERCURY SYSTEMS, INC.
2018 STOCK INCENTIVE PLAN
Name of Grantee:
No. of Shares:
Grant Date:
Final Acceptance Date:
Pursuant to the Mercury Systems, Inc. 2018 Stock Incentive Plan (the “Plan”) as amended through the date hereof, Mercury Systems, Inc. (the “Company”) hereby grants a Restricted Stock Award (an “Award”) to the Grantee named above. Upon acceptance of this Award, the Grantee shall receive the number of shares of Common Stock, par value $0.01 per share (the “Stock”), of the Company specified above, subject to the restrictions and conditions set forth herein and in the Plan.
1.Acceptance of Award. The Grantee shall have no rights with respect to this Award unless he or she shall have accepted this Award prior to the close of business on the Final Acceptance Date specified above by signing and delivering to the Company a copy of this Award Agreement. Upon acceptance of this Award by the Grantee, the shares of Restricted Stock so accepted shall be issued and held by the Company’s transfer agent in book entry form, and the Grantee’s name shall be entered as the shareholder of record on the books of the Company. Thereupon, the Grantee shall have all the rights of a shareholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Paragraph 2 below.
2.    Restrictions and Conditions.
(a)    Any book entries for the shares of Restricted Stock granted herein shall bear an appropriate legend, as determined by the Administrator in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan.
(b)    Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.
(c)    If Grantee’s employment with the Company and its Subsidiaries is voluntarily or involuntarily terminated for any reason, other than by reason of the death or Disability (as defined in Section 13(c)(ii) of the Plan) of the Grantee, prior to vesting of the shares granted herein, all non-vested shares shall be automatically forfeited to the Company.

3.    Vesting of Restricted Stock.
(a)    The restrictions and conditions in Paragraph 2 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 2 shall lapse only with respect to the number of shares of Restricted Stock specified as vested on such date.

[insert performance vesting schedule]

(b)     The restrictions and conditions in Paragraph 2 of this Agreement shall lapse upon the occurrence of a Change of Control of the Company.
4.    Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 3 of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
5.    Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.
6.    Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Grantee may elect to have the required minimum tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued, or
(ii) transferring to the Company, a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.
7.    Miscellaneous.
(a)    Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Grantee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.
(b)    This Agreement does not confer upon the Grantee any rights with respect to continuation of employment by the Company or any Subsidiary.
8.    Acceleration of Vesting Upon Grantee’s Death or Disability. The vesting of this Award shall automatically accelerate upon the death or Disability (as defined in Section 13(c)(ii) of the Plan) of the Grantee. The performance-vesting condition in this Award shall be measured based on the Company’s performance through the end of the fiscal quarter preceding the Grantee’s death or Disability.

MERCURY SYSTEMS, INC.
By:
Title:
The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.
Dated:
Grantee’s Signature

Grantee’s name and address:

Performance Restricted Stock Award Agreement - General